                                                                    EXHIBIT 99.2



                        NOTICE OF GUARANTEED DELIVERY FOR
                         TENDER OF 12 1/4% SENIOR NOTES
              DUE 2007, SERIES A OF WORLDWIDE FLIGHT SERVICES, INC.

                  This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Worldwide Flight Services, Inc. (the "Company"), made pursuant to the Prospectus, dated ______, 1999 (the "Prospectus"), if certificates for the outstanding 12 1/4% Senior Notes Due 2007, Series A of the Company (the "Original Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. See the sections entitled "The Exchange Offer--Procedures for Tendering" and "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

                  Delivery To:  The Bank of New York, Exchange Agent


                          For information by Telephone:
                                 (212) 815-2742

By Mail:                                         By Hand or Overnight Delivery Service:
The Bank of New York                             The Bank of New York
101 Barclay Street, Floor 7E                     101 Barclay Street
New York, New York  10286                        Corporate Trust Service Window, Ground Level
Attn:  Enrique Lopez, Reorganization Dept. - 7E  New York, New York 10286
                                                 Attn: Enrique Lopez, Reorganization Dept. - 7E

                           By Facsimile Transmission:
                                 (212) 815-4699

                            (Telephone Confirmation)
                                 (212) 815-2742



                  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS

NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THEN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


Ladies and Gentlemen:

                  Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Aggregate Principal Amount    Name(s) of Registered Holder(s):_________________

Principal Amount of Original Notes Tendered:*

Certificate Nos. (if available)
                               -------------------------------------------------
$
 -------------------------------------------------------------------------------

                  If Original Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number. Total Principal Amount Represented by Original Notes Certificate(s):

$                                            Account Number
 -------------------------------------------               ---------------------

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED, AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X
  -----------------------------------------    --------------------------------

X
  -----------------------------------------    --------------------------------
  Signature(s) of Owner(s) or Authorized                      Date
  Signatory

Area Code and Telephone Number:
                               ------------------------------

                  Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement of documents transmitted with this Notice of Guaranteed Delivery. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
             ----------------------------------------------
Capacity:
             ----------------------------------------------
Address(es):
             ----------------------------------------------

             ----------------------------------------------

             ----------------------------------------------


                                    GUARANTEE

                    (Not to be used for signature guarantee)

                  The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures," together with one or more properly completed and duly executed Letter(s) of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three business days after the date of execution hereof.

                  The undersigned acknowledges that it must deliver the Letter of Transmittal (and any other required documents) and the Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.


---------------------------------            ----------------------------------
Name of Firm                                 Authorized Signature

---------------------------------            ----------------------------------
Address                                      Title

---------------------------------            ----------------------------------
Zip Code                                     (Please Type or Print)

---------------------------------            ----------------------------------
Area Code and Tel. No.                       Dated:

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.